Exhibit 4.1

                          AMENDMENT AND LIMITED WAIVER


THIS AMENDMENT AND LIMITED WAIVER (this "Amendment"), dated as of October 10, 2008 (the "Amendment Date"), is made

BY AND BETWEEN:

         PALA INVESTMENTS HOLDINGS LIMITED, of 12 Castle Street, St Helier, Jersey, JE2 3RT (the "Lender");

AND:

         ALDEROX, INC. (formerly known as Reclamation Consulting and Applications, Inc.), a company organized under the laws of the State of Colorado, of 940 Calle Amanecer, Suite E, San Clemente, CA 92673 (the "Borrower").

WHEREAS, the Lender and the Borrower are parties to a Secured Convertible Debenture, dated as of December 12, 2007 (the "Original Debenture"), pursuant to which the Lender loaned the Borrower Three Million Dollars ($3,000,000) and, under the terms and subject to the conditions set forth therein, provided for the potential further loan of Two Million Dollars ($2,000,000);

WHEREAS, pursuant to an Omnibus Amendment, dated as of March 28, 2008 (the "First Omnibus Amendment"), the Lender loaned the Borrower an additional Two and One-half Million Dollars ($2,500,000);

WHEREAS, pursuant to a Second Omnibus Amendment, dated as of August 1, 2008 (the "Second Omnibus Amendment"), the Lender loaned the Borrower an additional Seven Hundred Thousand Dollars ($700,000) and, under the terms and subject to the conditions set forth therein, provided for the potential further loan of Three Hundred Thousand Dollars ($300,000) (the Original Debenture, as amended by such First Omnibus Amendment and Second Omnibus Amendment, the "Debenture");

WHEREAS, the Borrower has notified the Lender of certain breaches of the Debenture arising out of the Borrower's failure to file federal and state tax returns as required by law and the Borrower's alleged insolvency (which the Borrower disputes) and has requested that the Lender waive any defaults arising therefrom; and

WHEREAS, the Lender is willing to waive any such defaults, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                                    AMENDMENT AND LIMITED WAIVER
                                                                October 10, 2008
                                                                    Page 1 of 10
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1.       DEFINITIONS

Unless a definition is provided for a capitalized term in this Amendment, each such term shall have the meaning provided to it in the Debenture.

2.       INTERPRETATION

The provisions of Section 2 of the Debenture shall apply to this Amendment as if set forth herein, in each case with references to "this Agreement" being replaced with "this Amendment."

3.       THE AMENDMENTS

         3.1      AMENDMENTS TO THE DEBENTURE

The follow amendment is hereby made to the Debenture:

                  3.1.1 The term "Conversion Price" is amended in its entirety to provide as follows:

                           ""Conversion Price" means, with respect to the Principal amount of the First Tranche, Second Tranche, Third Tranche, Fourth Tranche and Fifth Tranche, $0.057 per share, provided that if Borrower, at any time while the Principal is outstanding, (i) pays a stock dividend on its common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the applicable Conversion Price shall be adjusted by multiplying (a) such Conversion Price in effect immediately prior to such event, by (b) a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event;"

         3.2      LIMITED AMENDMENT

Any future reference to the Debenture and any document or instrument delivered in connection therewith shall, from and after the date of this Amendment, be deemed to be a reference to the Debenture as modified by this Amendment. Except as expressly modified by this Amendment, the Debenture shall continue to be and remain in full force and effect in accordance with its terms and the Borrower hereby reaffirms its obligations under each of the Debenture Agreements.

                                                    AMENDMENT AND LIMITED WAIVER
                                                                October 10, 2008
                                                                    Page 2 of 10
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4.       REPRESENTATIONS AND WARRANTIES

         4.1      REPRESENTATIONS OF THE BORROWER

The Borrower hereby represents and warrants to the Lender that, except as provided on Annex A hereto, each of the representations and warranties set forth in Section 5.1 of the Debenture and in Section 3 of the Patent and Trademark Security Agreement are true and correct as of the Amendment Date, in each case with references to "this Agreement" referring to the Debenture as amended by this Amendment.

5.       LIMITED WAIVER

The Lender hereby waives any remedies it may have under the Debenture arising out of the Borrower's failure to file its federal and state tax returns as required by law prior to the Amendment Date and any insolvency of the Borrower prior to the Amendment Date. For the avoidance of doubt, any future state of insolvency shall be a grounds for a separate Event of Default, which is not waived hereby; provided, however, that the Lender agrees not to assert any remedies it may have under the Debenture or the other Debenture Agreements relating to an Event of Default resulting from the Borrower's being or becoming insolvent prior to the date 30 days from the date of this Amendment (it being understood that the Lender reserves all of its rights with respect to the other events referred to as Events of Default in Section 7.1.5 of the Debenture during such period).

6.       OTHER AGREEMENTS; GENERAL

         6.1      COUNTERPART AND FAX EXECUTION

This Amendment may be executed in two or more counterparts and by fax transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the date given above.

         6.2      GOVERNING LAW

The Debenture shall be governed by the law of the State of California, without regard to applicable principles of conflicts of laws thereof.

         6.3      COSTS AND EXPENSES

The Borrower agrees to pay all reasonable costs and expenses of the Lender (including legal fees) on demand relating to the amendment or supplement of the Lender's security filings and/or any such additional filings in respect of the Collateral necessary to reflect the Borrower's current legal name and to otherwise perfect and insure the continuous perfection and priority of the Lender's security interest therein granted under the Debenture in a manner


                                                    AMENDMENT AND LIMITED WAIVER
                                                                October 10, 2008
                                                                    Page 3 of 10
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reasonably satisfactory to the Lender. For the avoidance of doubt, a breach of the covenants contained in this section shall constitute an Event of Default under the Debenture.

         6.4      LIMITATION ON SHARES DELIVERABLE

For any conversion of the Loans or exercise of the Warrants prior to the earlier of (i) March 31, 2009 and (ii) the Share Increase Date (as defined below), the number of shares of the Borrower's common stock receivable upon such conversion or exercise shall not exceed 112,227,673 shares in the aggregate. The Borrower agrees to use its best efforts to have its authorized share capital increased (the "Share Increase") such that it is able to fully comply with the covenants set forth in Section 6.1.18 and Section 6.1.19 of the Debenture (without regard to the cap set forth in the first sentence of this Section) as well as satisfy its obligations to third parties holding options, warrants, convertible instruments or other share rights. The date such increase is effected is the "Share Increase Date." Prior to the Share Increase Date, the covenants set forth in Section 6.1.18 and Section 6.1.19 of the Debenture shall be subject to the cap set forth in the first sentence of this Section. If the Borrower fails to use its best efforts to have its authorized share capital increased as provided in this Section or if the Share Increase Date does not occur by April 1, 2009, it shall be an Event of Default under the Debenture.

         6.5      CONSENT TO SHARE INCREASE.

The Lender consents to Borrower amending its Articles of Incorporation as necessary to implement the Share Increase and agrees to vote any shares of the Borrower's common stock which the Lender may own as necessary to approve the amendment to the Articles of Incorporation implementing the Share Increase. For the avoidance of doubt, the Lender shall not be obligated by this Section 6.5 to vote for any amendment to the Articles including provisions other than the Share Increase.

                             SIGNATURES ON NEXT PAGE

                                                    AMENDMENT AND LIMITED WAIVER
                                                                October 10, 2008
                                                                    Page 4 of 10

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

LENDER

PALA INVESTMENTS HOLDINGS LIMITED


/s/ K. Mackenzie
----------------------------------------
K. Mackenzie Director


BORROWER

ALDEROX, INC.,
a Colorado corporation


/s/ Michael Davies
---------------------------------------
By:      Michael C. Davies
Its:     Chief Executive Officer


                                                    AMENDMENT AND LIMITED WAIVER
                                                                October 10, 2008
                                                                    Page 5 of 10
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                                     ANNEX A

                             SCHEDULE OF EXCEPTIONS



5.1.1 Inventory and equipment of the Borrower is located at the following additional locations:

         Alderox, Inc. (shop)
         1001 Calle Negocio
         San Clemente, CA 92673

         Alderox, Inc. (production facility)
         6005 E. Shelby Drive Suite 6
         Memphis, TN 38141


5.1.13 There are securities not yet set forth in the Public Record included in the capitalization chart, set forth below under 5.1.14 of this Annex A.

5.1.14 Schedule E included in the Original Debenture does not reflect the current authorized capital stock of the Borrower. The authorized capital stock of the Borrower as of September 30, 2008 is set out below, and there have been not any material changes since September 30, 2008:


      CAPITALIZATION                                                    AS OF 9/30/08
                                                       CONVERSION   -------------------------
                                                         PRICE          $            SHARES       NOTES
                                                        ---------   ----------    ------------   -------
     Outstanding Shares of Common Stock                             $       --      65,690,196     [1]

     Convertible Notes / Debentures
           Pala                                         $    0.057   6,667,099     116,966,645     [2]

           Canvasback                                   $    0.050   1,469,074      29,381,481     [3]

           Gish                                         $    0.132     538,148       4,073,982     [4]

           Haywood                                      $    0.300     553,753       1,845,845

     Shares of Common Stock to be Issued                $    0.140     100,000         714,286     [2], [5]

     Currently Exercisable Stock Options & Warrants                         --      17,957,175     [6]

     Allocated but Unvested Options                                         --       7,144,444     [7]


     TOTAL                                                         $ 9,328,075     243,774,054

                                                   AMENDMENT AND LIMITED WAIVER
                                                                October 10, 2008
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



  NOTES
  [1] AS OF 9/30/08 THE COMPANY WAS AUTHORIZED TO ISSUE 200,000,000 SHARES OF COMMON STOCK.

  [2] PALA (INCLUDING ITS SUBSIDIARIES) HAS AGREED TO THE LIMITATIONS ON ITS EXERCISE OF ITS WARRANTS AND CONVERSION OF ITS LOANS AS SET FORTH IN SECTION 6.4 OF THIS AMENDMENT.

  [3] CANVASBACK HAS AGREED TO FORBEAR ON EXERCISING ITS CONVERSION RIGHTS PROVIDED BY ITS NOTE PURCHASE AGREEMENT DATED OCTOBER 17, 2006, AS AMENDED, UNTIL SUCH TIME AS THE COMPANY EFFECTS THE SHARE INCREASE, PROVIDED THAT THE COMPANY EFFECTS THE SHARE INCREASE BY NO LATER THAN MARCH 1, 2009.

  [4] THE GISH CONVERTIBLE DEBENTURES ARE COMPRISED OF THREE SEPARATE DEBENTURES WITH A WEIGHTED AVERAGE CONVERSION PRICE OF APPROXIMATELY $0.132 PER SHARE. THE ACTUAL RATES ARE $0.20 FOR $105,030 OF PRINCIPAL AND $0.12 FOR $300,000 AND $50,000 OF PRINCIPAL. THE GISHES HAVE AGREED TO FORBEAR ON EXERCISING THEIR CONVERSION RIGHTS UNDER THESE DEBENTURES UNTIL SUCH TIME AS THE SHARE INCREASE IS EFFECTED, PROVIDED THAT THE COMPANY EFFECTS THE SHARE INCREASE BY NO LATER THAN MARCH 1, 2009.

  [5] INCLUDES SHARES OWED TO MELIOR CORP (A PALA SUBSIDIARY) UNDER THE TERMS OF A MANAGEMENT SERVICES AGREEMENT DATED 8/20/08.

  [6]   INCLUDES ALL VESTED STOCK OPTIONS AND WARRANTS ISSUED AS OF 9/30/08.

  [7]   INCLUDES ALL STOCK OPTIONS GRANTED OR PROMISED, BUT UNVESTED AS
        OF 9/30/08.


5.1.17 The Company needs to obtain a certificate of revival to reinstate its qualification with the California Secretary of State to do business in the State of California.

5.1.19 Schedule J included in the Original Debenture is not a current list of our Intellectual Property. A list of our Intellectual Property as of the Amendment Date is set forth below:


                                                   AMENDMENT AND LIMITED WAIVER
                                                                October 10, 2008
                                                                    Page 7 of 10

OFFICIAL NO.              TITLE                                  CASE STATUS            COUNTRY                      PROPERTY TYPE
------------------------- -------------------------------------- ---------------------- ---------------------------- ----------
10/25053                  ALDEROX KR7                            Registered             Australia                    Trademark
003775822                 ALDEROX KR7                            Registered             European Community           Trademark
1315205                   ALDEROX KR7                            Application filed      India                        Trademark
719884                    ALDEROX KR7                            Registered             New Zealand                  Trademark
3022028                   ALDEROX KR7                            Registered             United States of America     Trademark
1025054                   ALDEROX TSR                            Registered             Australia                    Trademark
003778156                 ALDEROX TSR                            Registered             European Community           Trademark
1315206                   ALDEROX TSR                            Application filed      India                        Trademark
719883                    ALDEROX TSR                            Registered             New Zealand                  Trademark
2905209                   ALDEROX                                Registered             United States of America     Trademark
2905208                   ASA 12                                 Registered             United States of America     Trademark
3109303                   B20-POWER                              Registered             United States of America     Trademark
1525270                   Release Agent Formulas And Methods     Abandoned by client    European Patent Office       Patent
2896/DELNP/2004           Release Agent Formulas And Methods     Application filed      India                        Patent
PA/a/2006/007233          Release Agent Formulas And Methods     Application filed      Mexico                       Patent
PCT/US04/05953            Release Agent Formulas And Methods     Application filed      Patent Cooperation Treaty    Patent
6902606                   Release Agent Formulas And Methods     Issued                 United States of America     Patent
Awaiting confirmation
from Foreign Associate    Release Agent Formulas And Methods     In Process             United States of America     Patent
                          Release Agent Formulas and Methods     In Process             Argentina                    Patent
                          Release Agent Formulas and Methods     In Process             Australia                    Patent
                          Release Agent Formulas and Methods     In Process             Brazil                       Patent
                          Release Agent Formulas and Methods     In Process             Canada                       Patent
2374-2008                 Release Agent Formulas and Methods     Pending                Chile                        Patent
Awaiting confirmation
from Foreign Associate    Release Agent Formulas and Methods     In Process             Europe                       Patent
                          Release Agent Formulas and Methods     In Process             India                        Patent
                          Release Agent Formulas and Methods     In Process             Japan                        Patent
                          Release Agent Formulas and Methods     In Process             Mexico                       Patent
                          Release Agent Formulas and Methods     In Process             New Zealand                  Patent
1415-2008                 Release Agent Formulas and Methods     Pending                Peru                         Patent

                                                   AMENDMENT AND LIMITED WAIVER
                                                                October 10, 2008
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


5.1.29   The Collateral is subject to a security interest held by the Lender.

5.1.31 The mandatory internal controls required by the Sarbanes Oxley Act are not in place and the Borrower management has not completed its assessment of its internal controls over financial reporting as of June 30, 2008 as required by SEC rules.

On October 9, 2008, the Borrower concluded, after consultation with its independent registered public accounting firm and review of the pertinent facts, that the previously issued financial statements contained in the Borrower's Annual Report on Form 10-KSB for the year ended June 30, 2007 (the "Form 10-KSB") and the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 (the "Form 10-QSB") should not be relied upon due to an error in those financial statements related to the accounting for a beneficial conversion feature ("BCF") on its convertible debt recorded during the quarter ended September 30, 2007.

During the course of the financial statement audit for the year ended June 30, 2008, the Borrower identified an accounting error involving the beginning balance of a BCF amount recorded for Canvasback Borrower Ltd. against additional paid in capital that was addressed by the Borrower during the quarter ended September 30, 2007 in a manner that is not consistent with the guidance provided under Statement of Financial Accounting Standards ("SFAS") No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 ("SFAS 154"). Specifically, during the quarter ended September 30, 2007, the Borrower identified that Canvasback's debt balance at June 30, 2007 was understated by approximately $1.7 million with a corresponding equity overstated by approximately $1.4 million with the remainder offset to interest expense. To correct this accounting error, the Borrower, in discussion with its independent registered accounting firm at the time, determined it was appropriate to record the correcting adjustment in the quarter ended September 30, 2007 rather than restating the Form 10-KSB as of and for the year ended June 30, 2007 filed with the Securities and Exchange Commission ("SEC"). After further evaluation of this matter and discussion with the Borrower's present independent registered accounting firm, the Borrower now believes that the adjustment recorded during the quarter ended September 30, 2007 was not consistent with guidance under SFAS 154. The Borrower believes it should have recorded the adjustment in the prior fiscal year as of and ended June 30, 2007 due to the material nature of the adjustment and restated the June 30, 2007 Form 10-KSB filed with the SEC.

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                                                                October 10, 2008
                                                                    Page 9 of 10
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Therefore, the Borrower will restate the financial statements for the year ended
June 30, 2007 to record the adjustment in the proper period. Similarly, the financial statements for the quarter ended September 30, 2007 will be restated to reverse the adjustment recorded in that period. These restated financial statements will be included, respectively, in amendments to the Form 10-KSB and Form 10-QSB in the near future.

The Borrower noted that the correction is a non-cash adjustment which was recorded in the wrong reporting period. Financial statements filed with the SEC subsequent to September 30, 2007 are properly stated.

The Borrower is in the process of preparing a Form 8-K with the SEC to report this matter under Item 4.02, Non-reliance on Previously Issued Financial Statements.


5.1.32 The assertions made by the Lender relating to the Borrower's compliance and related issues may materially adversely affect the assets, capital, liabilities, affairs, business, prospects, operations or condition of the Borrower or the ability of the Borrower to perform its obligations under the Original Debenture, as amended.




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                                                                October 10, 2008
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